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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                               September 20, 2000


                              GLACIER BANCORP, INC.


             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


               000-18911                            81-0519541
       ------------------------           -------------------------------
       (Commission File Number)           IRS Employer Identification No.


                                 49 Commons Loop
                               Kalispell, MT 59901
               (Address of principal executive offices) (zip code)


        Registrant's telephone number, including area code: 406-756-4200



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ITEM 5 - OTHER EVENTS

        On September 20, 2000, Glacier Bancorp, Inc., Kalispell, Montana ("Glacier") entered into a Plan and Agreement of Merger (the "Merger Agreement") with WesterFed Financial Corporation, a Delaware corporation. Under the terms of the Merger Agreement, all of the outstanding shares of WesterFed common stock (other than Dissenting Shares and Exception Shares) will be exchanged for shares of Glacier common stock, cash, or a combination of both, and WesterFed will be merged (the "Merger") with and into Glacier, with Glacier continuing as the surviving entity in the Merger, and Western Security Bank will become a wholly-owned subsidiary of Glacier.

        Consummation of the Merger is subject to several conditions, including receipt of applicable regulatory approvals and approval by the shareholders of both Glacier and WesterFed. For information regarding the terms of the proposed transaction, reference is made to the Merger Agreement and the press release dated September 20, 2000, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by reference. In connection with the Merger, the parties have executed a stock option agreement, attached hereto as
Exhibit 10, pursuant to which WesterFed will issue to Glacier 19.9% of WesterFed's outstanding shares, including exercised options, in the event WesterFed agrees to a third party acquisition proposal.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

        (a)  Financial statements - not applicable.

        (b)  Pro forma financial information - not applicable.

        (c)  Exhibits:

             (2)    Plan and Agreement of Merger, dated as of September 20, 2000

             (10)   Stock Option Agreement, dated as of September 20, 2000

             (99) Press Release issued by Glacier and WesterFed, dated September 20, 2000


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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: September 25, 2000


                                       GLACIER BANCORP, INC.



                                       By: /s/ MICHAEL J. BLODNICK
                                           -------------------------------------
                                           Michael J. Blodnick
                                           President and Chief Executive Officer



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